Exhibit 99.2

First Breach Drone Prototype Reaches 161 km/h (100 mph) in Flight Testing

Prototype hits the maximum groundspeed permitted under FAA Part 107 without a waiver; Company is pursuing FAA authorization to test beyond it.

Demonstrated speed places the platform at the upper end of small one-way attack systems in the field today, as the Company continues toward initial prototype completion in Q4 2026 and scaled production in Q2 2027.

HAGERSTOWN, MD / October 20, 2026 / First Breach Inc. (NASDAQ:FBDT) (“First Breach” or the “Company”), an American-made defense technologies company focused on vertically integrated ammunition production and next-generation unmanned aerial systems, today announced that its proprietary drone prototype has reached a speed of 161 km/h (100 mph) in flight testing without a payload, the maximum groundspeed the Federal Aviation Administration permits for small unmanned aircraft under Part 107 without a waiver. The Company is in the process of obtaining FAA authorization to test at speeds above that limit.

“We did not stop at 100 mph because the aircraft ran out of margin. We stopped because the rulebook did,” said Jeffrey Low, Co-Founder and Chief Executive Officer of First Breach. “This is a platform that was flying tethered a few months ago. Today it is operating at the regulatory ceiling for its class, and we are working with the FAA to find out how much is left above it. For the defense customers we are building for, speed is survivability and mission tempo, and this airframe has both to spare.”

The 161 km/h (100 mph) result was achieved on the current prototype configuration, with no payload, and exceeds the 120 km/h (74 mph) maximum speed the Company published in its prior specifications for the platform. Hellbender has initiated the process of obtaining FAA waivers that would permit testing above that threshold and expects to characterize the platform’s full speed envelope once that authorization is in place.

“Range, payload, and the ability to fight through jamming are what win these programs, and speed is what makes each of those harder to stop,” said Jordan Low, Co-Founder, President and Chief Operating Officer of First Breach. “Together with Hellbender, we have built a platform that outruns most of what is flying in its class and simple enough to produce at the rate the Department of War is asking for. The FAA waiver process runs in parallel with the production ramp. Neither waits on the other.”

The Company continues to target completion of its initial prototypes in the fourth quarter of 2026 and the start of scaled production in the second quarter of 2027, with a targeted production capacity of more than 2,500 drones per week as manufacturing operations expand.

About First Breach

First Breach Inc. is an ISO 9001:2015 certified, American-made defense technologies company focused on manufacturing match-grade ammunition components, finished ammunition, and developing next-generation unmanned aerial systems for commercial, law enforcement, and military markets. The Company manufactures its products in-house at its Hagerstown, Maryland facility, where it produces brass cups, casings, projectiles, lead cores, lead wire, and completed ammunition with rigorous quality control standards. First Breach is also advancing its drone strategy through the development of U.S.-made unmanned systems, leveraging advanced engineering, robotics, ISR and sensor technologies, and precision manufacturing capabilities to address evolving defense, homeland security, law enforcement, and commercial requirements across domestic and international markets.

For more information, please visit: First Breach Inc.

About Hellbender

Hellbender, Inc. is a Pittsburgh-based engineering and advanced manufacturing company specializing in physical AI, computer vision, drones, robotics, electronics design, and automated manufacturing. Operating from approximately 90,000 square feet of facilities, the company provides integrated product development capabilities spanning engineering, prototyping, printed circuit board assembly, advanced sensor integration, robotic manufacturing, and production testing. More than 25% of Hellbender’s workforce consists of military veterans, supporting its commitment to American manufacturing and technical innovation.

For more information, please visit: Hellbender

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This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are not historical facts and include statements regarding the Company’s expectations, beliefs, plans, objectives, strategies, future events, future performance, business prospects, growth initiatives, acquisitions, market opportunities, capital resources, operational objectives, and other statements that are predictive in nature. Forward-looking statements may be identified by the use of words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “forecast,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “seek,” “should,” “target,” “will,” “would,” and similar expressions, although not all forward-looking statements contain these identifying words.

Forward-looking statements are based on management’s current expectations, assumptions, and beliefs regarding future developments and their potential effect on the Company. These statements are not guarantees of future performance and involve known and unknown risks, uncertainties, assumptions, and other factors that may cause actual results, performance, or achievements to differ materially from those expressed or implied by such forward-looking statements.

Factors that could cause actual results to differ materially from those expressed or implied by forward-looking statements include, but are not limited to, changes in economic, business, market, competitive, regulatory, technological, legal, and geopolitical conditions; the Company’s ability to execute its business strategy; access to capital and financing; customer demand; industry developments; and other risks and uncertainties described from time to time in the Company’s filings with the U.S. Securities and Exchange Commission, which are available for review at www.sec.gov.

Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date they are made. Except as required by applicable law, the Company undertakes no obligation to update, revise, or publicly disclose any revisions to any forward-looking statements to reflect events, circumstances, or changes in expectations occurring after the date of this press release.

Investor Relations

Frank Pogubila

Partner

Integrous Communications

Phone: 951.946.5288

Email: fpogubila@integcom.us

Website: www.firstbreach.com

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